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                                                                     Exhibit 3.4

                          CERTIFICATE OF DETERMINATION

                                       FOR

                         PACIFIC COMMUNITY BANKING GROUP

                  E. Lynn Caswell and Alfred Jannard certify that:

                  1. They are the Chairman of the Board of Directors and Secretary, respectively, of Pacific Community Banking Group (the "Company"), a California corporation.

                  2. The number of authorized shares of Preferred Stock of the Company is 100,000,000 shares, none of which have been issued.

                  3. The Board of Directors of the Company has duly adopted the following resolutions:

                           WHEREAS, the Articles of Incorporation of the Company
authorize the Preferred Stock of the Company to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series.

                           NOW THEREFORE, BE IT RESOLVED, that the Board of
Directors does hereby establish a Series A Preferred Stock and a Series B Preferred Stock (collectively the "Preferred Stock") as follows:

                           (a) The rights, preferences privileges and
restrictions granted to and imposed upon the first such series, designated Series A Preferred Stock, of which the Company is hereby authorized to issue 1,085,000 shares, and the


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second such series, designated Series B Preferred Stock, of which the Company is hereby authorized to issue 375,000 shares, are set forth herein. The Board of Directors is authorized to decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series. The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, and the Series B Preferred Stock or the holders thereof are as follows:

                           (b) The holders of Preferred Stock are not entitled
to receive dividends.

                           (c) Upon the voluntary or involuntary liquidation,
winding up or dissolution of the Company, out of the assets available for distribution to shareholders the Preferred Stock shall be entitled to receive, in preference to any payment on the Common Stock, an amount equal to $1.00 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be paid to Common Stock. In the event the assets of the corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Preferred Stock, the entire remaining assets shall be paid to the Preferred Stock and the Common Stock shall receive nothing. A reorganization shall not be considered to be a liquidation, winding up or dissolution within the meaning of this subdivision (c) and the Preferred Stock shall

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be entitled only to the rights provided in the plan of reorganization, Division
1, Chapter 17, Article 5 of the Financial Code of the State of California, and Chapters 12 and 13 of the California General Corporations Law.

                           (d)(1) Without the approval of at least two-thirds of
the outstanding shares of Preferred Stock, and any required regulatory agency, the Company shall not:

                                 (i) amend the articles of incorporation to
   alter or change any rights, preferences or privileges of the Preferred Stock;

                                 (ii) increase the authorized number of
   shares of Preferred Stock;

                                 (iii) authorize another class of shares
   senior to the Preferred Stock with respect to distribution of assets on liquidation;

                                 (iv) enter into a reorganization with any
   other corporation or sell all or substantially all of its assets to any other Company or corporation, even though the transaction is not a reorganization, except a reorganization not requiring approval of the Common Stock;

                                 (v) restrict the transfer or hypothecation
   of shares of Preferred Stock other than as required by federal or state securities laws or regulations;

                           (d)(2) Except as otherwise expressly provided by law
or by this Certificate of Determination, the Common Stock of the Company has exclusive voting rights on all matters requiring a vote of shareholders, including election of directors, and the Preferred Stock has no voting rights. If the Company violates

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any of the covenants in subdivision (d)(1) of this Certificate of Determination, which violation is not cured within 30 days after written notice by 10% or more of the outstanding shares of Preferred Stock, the Preferred Stock shall have the right to elect one (1) director and the Common Stock shall have the right to elect the remaining directors. Such right in the Preferred Stock shall continue until such covenant violation shall have been cured, and until the Company shall have made any and all such redemptions then required whether or not funds are legally available therefore, as the case or cases may be, after which the exclusive right to elect directors shall revert to the Common Stock, subject to renewal of the voting right of the Preferred Stock from time to time. At any time after the right to elect directors is vested in the Preferred Stock, and at any time after the exclusive right to elect directors shall revert to the Common Stock, the holders of 10% or more of the outstanding shares of Preferred Stock or Common Stock, as the case may be, have a right to call a special meeting of shareholders for the purpose of electing all of the members of the Board of Directors, such right to be exercisable by delivering a request in writing for the calling of the special meeting to the president or secretary, or to the chairman of the board or vice-president if there be such. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the shareholders calling the meeting shall have the rights accorded to them pursuant to subdivision (c) of Section 601 of the California

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Corporations Code. Upon the election of directors by the Preferred Stock at a special meeting, the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Preferred Stock together with those elected at the special meeting by the Common Stock shall constitute the directors of the Company until the next annual meeting. Upon the election of directors by the Common Stock at a special meeting after the exclusive right to elect directors has reverted to the Common Stock, the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock at the special meeting shall constitute the directors of the Company until the next annual meeting.

                           (e)(1) The Preferred Stock is subject to redemption,
out of funds legally available therefor, in whole, or from time to time in part, at the option of the Board of Directors of the Company, subject to any necessary regulatory approvals. If only a part of the Preferred Stock is to be redeemed, the redemption shall be effected on a prorata basis. The redemption price shall be $1.00 per share (herein called the "redemption price").

                           (2) The Company shall mail a notice of redemption to
each holder of record of shares to be redeemed addressed to the holder at the address of such holder appearing on the books of the Company or given by the holder to the Company for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of the Company is located, not earlier than 60 nor later than 20 days before the date fixed for redemption. The notice of redemption shall include (i) the class of shares or the part of a class of shares to be

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redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv)
the place at which the shareholders may obtain payment of the redemption price upon surrender of their share certificates and (v) the last date prior to the date of redemption that the right of conversion may be exercised. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Company shall issue a new share certificate for the shares not redeemed.

                           (3) The Company shall also cause a copy of the notice
of redemption to be published in a newspaper of general circulation in the county in which the principal executive office of the Company is located at least once a week for two successive weeks, in each instance on any day of the week, commencing not earlier than 60 nor later than 20 days before the date fixed for redemption as provided in this paragraph (3). The failure of the Company to comply with the provision for mailing of notice of redemption in paragraph (2) does not invalidate the redemption of the shares.

                           If, on or prior to any date fixed for redemption, the
Company deposits with any Company or trust company in this state as a trust fund a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the Company or trust

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company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption) shares so called and tendered shall be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the Company or trust company payment of the redemption price of the shares without interest, upon surrender of their certificates therefor, and the right to convert the shares in accordance with subdivision (f) of this Certificate of Determination. The Company or trust company forthwith shall return to the Company funds deposited for shares converted. After 120 days, the Company or trust company shall return to the Company funds deposited and not claimed and thereafter the holder of a share certificate for shares redeemed shall look to the Company for payment.

                           (f)(1) The Preferred Stock will be automatically
converted into Common Stock only at the closing date of the Company's initial public offering of Common Stock, subject to such regulatory approvals which may be required. For the purpose of any such conversion, each share of Preferred Stock shall be treated as equivalent to its liquidation preference. The number of shares of Common Stock

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issuable with respect to any shares of Preferred Stock upon conversion shall be determined by dividing the aggregate dollar equivalent of such shares of Preferred Stock by the "conversion price" in effect at the date of conversion. The "conversion price" per share for the Series A Preferred Stock shall be equal to 80% of the Company's initial public offering price per share of Common Stock. The "conversion price" per share for the Series B Preferred Stock shall be equal to 85% of the Company's initial public offering price per share of Common Stock. Upon conversion, no fractional shares shall be issued and the Company shall in lieu thereof pay in cash the fair value of the fraction. The Company shall reserve and keep reserved out of its authorized but unissued shares of Common Stock sufficient shares to effect the conversion of all shares of Preferred Stock outstanding from time to time.

                           (2) Upon conversion, the Series A Preferred Stock
share certificate, and the Series B Preferred share certificate, shall be delivered to the Company's Transfer Agent, if it has one, otherwise to the Company at its principal executive office. The endorsement of the share certificate shall be in form satisfactory to the Transfer Agent or the Company. The holder shall also provide evidence of compliance with regulatory requirements or an opinion of counsel that none is required, satisfactory to Company's counsel. Upon the date of the completion of the Company's initial offering of Common Stock, the conversion shall be deemed to have occurred, and the person entitled to receive share certificates for Common Stock shall be regarded for all corporate purposes from and after such date as the holder of the number of shares of Common Stock to which he is

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entitled upon the conversion.

                           (g) The holders of Preferred Stock shall have no
right to vote upon any matter except as otherwise required by law.


                                                 -------------------------------
                                                 E. LYNN CASWELL


                                                 -------------------------------
                                                 ALFRED JANNARD


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                                  VERIFICATION

                  E. Lynn Caswell and Alfred Jannard declare under penalty of perjury under the laws of the State of California that they have read the foregoing Certificate of Determination and know the contents thereof and that the same is true of their own knowledge. Dated: February 25, 1999

                                                 -------------------------------
                                                 E. LYNN CASWELL


                                                 -------------------------------
                                                 ALFRED JANNARD



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